As filed with the Securities and Exchange Commission on March 16, 2009

Registration No. 333-149116

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

to

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-1 to FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANTIGENICS INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	06-1562417
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Forbes Road

Lexington, MA 02421

(781) 674-4400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Garo H. Armen, Ph.D.

Chairman and Chief Executive Officer

Antigenics Inc.

162 Fifth Avenue, Suite 900

New York, New York 10010

(212) 994-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul M. Kinsella

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

(617) 951-7000

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

On February 8, 2008, we filed a Form S-3 registration statement (File No. 333-149116), which was declared effective on February 14, 2008 (the “Registration Statement”), to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”), to sell, from time to time, up to 8,708,717 shares of our common stock, which the Selling Stockholders had acquired in a private placement in the United States, and up to 8,708,717 shares of our common stock issuable upon the exercise of warrants which are held by the Selling Stockholders named in this prospectus. Upon filing our Annual Report on Form 10-K for the year ended December 31, 2008, we ceased to be eligible to register the shares described above on Form S-3. Accordingly, we hereby amend the Registration Statement by filing this Post-Effective Amendment No. 1, which relates to the registration of 17,417,434 shares of our common stock, $0.01 par value per share, being registered for resale by the Selling Stockholders.

March 16, 2009

PROSPECTUS

17,417,434 SHARES OF COMMON STOCK

ANTIGENICS INC.

We have prepared this prospectus to allow certain stockholders or their pledgees, donees, transferees, or other successors in interest (the “Selling Stockholders”), to sell, from time to time, up to 8,708,717 shares of our common stock, which they have acquired in a private placement in the United States, and up to 8,708,717 shares of our common stock issuable upon the exercise of warrants which are held by the Selling Stockholders named in this prospectus.

We would not receive any proceeds from any such sale of these shares. To the extent any of the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

You should read this prospectus carefully before you invest in our securities. You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Our common stock is quoted on The NASDAQ Global Market (“NASDAQ”) under the ticker symbol “AGEN”. On March 12, 2009, the last reported closing price per share of our common stock was $0.37 per share.

Investing in our securities involves a high degree of risk. Before investing in any of our securities, you should read the discussion of material risks in investing in our common stock. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS MARCH 16, 2009.

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference.” If the information in, or incorporated by reference in, this prospectus conflicts with information in a document incorporated by reference herein, the information in this prospectus shall control. All references in this prospectus to “Antigenics,” the “Company,” “we,” “us” or “our” mean Antigenics Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the applicable dates, regardless of the time of delivery of this prospectus or the time of issuance or resale of any securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

The content of this prospectus and the documents incorporated by reference in this prospectus does not necessarily reflect the position or the policy of the U.S. Government, and no official endorsement should be inferred.

RISK FACTORS

You should consider the “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. Generally, these statements can be identified by the use of terms like “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “could,” “estimate,” “potential,” “opportunity,” “future,” “project,” and similar terms.

Forward-looking statements include, but are not limited to, statements about generating sales from Oncophage in Russia, generating royalty revenue from QS-21 in the 2010 timeframe, our plans or timelines for performing and completing research, preclinical studies and clinical trials, timelines for releasing data from clinical trials, plans or timelines for initiating new clinical trials, expectations regarding research, preclinical studies, clinical trials, and regulatory processes (including additional clinical studies for Oncophage in renal cell carcinoma), expectations regarding test results, future product research and development activities, the expected effectiveness of therapeutic drugs, vaccines, and combinations in treating diseases, applicability of our heat shock protein technology to multiple cancers and infectious diseases, competitive position, plans for regulatory filings and meetings with regulatory authorities (including potential requests for meetings with the U.S. Food and Drug Administration regarding Oncophage clinical studies and seeking conditional authorization of Oncophage in Europe and approvals for Oncophage in other markets outside the United States), the sufficiency of our clinical trials in renal cell carcinoma and melanoma, or subgroup analyses of data from these trials, to support a biologics license application or foreign marketing application for product approval, possible receipt of future regulatory approvals, the performance of collaborative partners in, and revenue expectations from, our strategic license and partnering collaborations, expected liquidity and cash needs, plans to commence, accelerate, decelerate, postpone, discontinue, or resume clinical programs, the rate of our net cash burn (defined as cash used in operating activities plus capital expenditures, debt repayments, and dividend payments), plans for commercial launch, and sales and marketing activities in Russia, implementation of corporate strategy, increased foreign currency exposure when we commercialize in Russia, and future financial performance.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include, among others, that clinical trials may not demonstrate that our products are safe and more effective than current standards of care; that the subgroup analyses of our Oncophage clinical trials do not predict survival or efficacy of the product in future studies or use of Oncophage; that we may be unable to obtain sufficient funding or the regulatory authorization necessary to conduct additional clinical trials; that we may not be able to enroll sufficient numbers of patients in our clinical trials; that we may be unable to obtain the regulatory review or approval necessary to commercialize our product candidates because regulatory agencies are not satisfied with our trial protocols or the results of our trials; that we may fail to adequately protect our intellectual property or that it is determined that we infringe on the intellectual property of others; our strategic licenses and partnering collaborations may not meet expectations; that we or our business partners may fail to take all steps necessary for the successful commercial launch of Oncophage in Russia; that we may not be able to secure adequate reimbursement mechanisms and/or private pay for Oncophage in Russia; manufacturing problems may cause product development and launch delays and unanticipated costs; our ability to raise additional capital; our ability to attract and retain key employees; changes in financial markets, regulatory requirements, and geopolitical developments; the solvency of counterparties under material agreements, including subleases; and general real estate risks.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in “Risk Factors” included under Item 1A. to our Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by reference in this prospectus. We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements contained or incorporated by reference in this document; such statements need to be evaluated in light of all the information contained in this document. Furthermore, the statements speak only as of the date of this document, and we undertake no obligation to update or revise these statements.

Oncophage® and Stimulon® are registered trademarks of Antigenics and Aroplatin™ is a trademark of Antigenics. All rights reserved.

USE OF PROCEEDS

The net proceeds from any disposition of the shares covered hereby would be received by the Selling Stockholders. We would not receive any of the proceeds from any such sale of the common stock offered by this prospectus. To the extent the warrants are exercised for cash, we will receive the exercise price for those warrants. We intend to use the proceeds from the exercise of the warrants, if any, for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, Oncophage commercialization expenditures, acquisitions of new technologies, and investments.

SELLING STOCKHOLDERS

We have prepared this prospectus to allow the Selling Stockholders to sell, from time to time, up to 8,708,717 shares of our common stock which they have acquired in a private placement, and up to 8,708,717 shares of our common stock issuable upon the exercise of warrants which are held by the Selling Stockholders named in this prospectus.

All of the common stock offered by this prospectus may be offered by the Selling Stockholders for their own accounts. We would receive no proceeds from any such sale of these shares by the Selling Stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price for those warrants.

2008 Private Placement

In January 2008, we completed a private placement that included (i) 8,708,717 shares of common stock, (ii) warrants to acquire up to 8,708,717 shares of common stock, and (iii) unit warrants, which, if exercisable due to a Triggering Event, as that term is defined in the applicable warrant, permit a holder to acquire up to 8,708,717 shares of common stock and warrants to acquire up to an additional 8,708,717 shares of common stock. We raised a gross amount of approximately $26.1 million in the placement.

Each investor in the placement executed a Securities Purchase Agreement, and represented to us that they were accredited investors purchasing the securities for their own account. Investors participating in the placement received registration rights with respect to the shares, and this prospectus is part of the registration statement filed in satisfaction of our obligations.

The following table sets forth information with respect to our common stock known to us to be beneficially owned by the Selling Stockholders as of January 9, 2008, except as disclosed in notes 7 and 8 to the table, including shares obtainable under warrants, and being offered under this prospectus. To our knowledge, except as otherwise disclosed herein, each of the Selling Stockholders has sole voting and investment power over the common stock listed in the table below. Except as otherwise disclosed herein, no Selling Stockholder, to our knowledge, has had a material relationship with us during the three years immediately preceding the consummation of the placement, other than as an owner of our common stock or other securities.

	Beneficial Ownership of Common Stock Prior to the Offering (1)		Common Stock Saleable Pursuant to This Prospectus	Beneficial Ownership of Common Stock After the Offering (1)
Name of Selling Stockholder	Number of Shares	Percent of Class		Number of Shares	Percent of Class
Oracle Investment Management, Inc. (2)	3,433,334	5.3%	3,333,334	100,000	0.2%
Invus Public Equities, L.P. (3)(4)	6,866,666	10.5%	6,666,666	200,000	0.3%
Fidelity Select Portfolios: Biotechnology Portfolio (5)	3,096,000	4.7%	3,096,000	—	—
Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund (6)	904,000	1.4%	904,000	—	—
Garo H. Armen, Ph.D. (7)(8)	1,419,460	2.2%	1,084,100	335,360	0.5%
Armen Partners, LP (7)(9)	2,668,334	4.1%	2,333,334	335,000	0.5%

(1)	Assumes that all of the shares held by the Selling Stockholders covered by this prospectus are sold, and that the Selling Stockholders acquire no additional shares of common stock before the completion of this offering. However, as the Selling Stockholders can offer all, some, or none of their common stock, no definitive estimate can be given as to the number of shares that the Selling Stockholders will ultimately offer or sell under this prospectus.

(2)	Shares beneficially owned by Oracle Investment Management, Inc. include shares underlying warrants to purchase up to 1,666,667 shares of our common stock which may be exercised in whole or in part at any time and from time to time on or before January 9, 2018.

(3)	Shares beneficially owned by Invus Public Equities, L.P. include shares underlying warrants to purchase up to 3,333,333 shares of our common stock which may be exercised in whole or in part at any time and from time to time on or before January 9, 2018.

(4)	Invus Public Equities Advisors, LLC is the general partner to Invus Public Equities, L.P. Khalil Barrage is the portfolio manager and vice president of Invus Public Equities Advisors, LLC and in such capacity has voting, dispositive, and investment power of these shares.

(5)	Shares beneficially owned by Fidelity Select Portfolios: Biotechnology Portfolio include shares underlying warrants to purchase up to 1,548,000 shares of our common stock which may be exercised in whole or in part at any time and from time to time on or before January 9, 2018.

(6)	Shares beneficially owned by Fidelity Advisor Series VII: Fidelity Advisor Biotechnology Fund include shares underlying warrants to purchase up to 452,000 shares of our common stock which may be exercised in whole or in part at any time and from time to time on or before January 9, 2018.

(7)	Garo H. Armen is the Chief Executive Officer (“CEO”) of Antigenics and owns a controlling interest in Armen Partners, LP. Dr. Armen has a pecuniary interest in only a portion of the shares held by Armen Partners, LP and disclaims beneficial ownership except to the extent of his pecuniary interest therein. Dr. Armen is also the CEO, Chairman of the Board of Managers, and a member of Antigenics Holdings L.L.C. (“Holdings”) which, as of the date of this registration statement, owns 11,154,274 shares of our common stock. Dr. Armen has a pecuniary interest only in a portion of the shares held by Holdings and disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(8)	Shares beneficially owned by Garo H. Armen include shares underlying warrants to purchase up to 542,050 shares of our common stock which may be exercised in whole or in part at any time and from time to time on or before January 9, 2018. In addition, on July 10, 2008, restricted shares granted to Garo H. Armen vested increasing his beneficial ownership of common stock after the offering to 375,109 shares.

(9)	Shares beneficially owned by Armen Partners, LP include shares underlying warrants to purchase up to 1,166,667 shares of our common stock which may be exercised in whole or in part at any time and from time to time on or before January 9, 2018.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein include donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from another Selling Stockholder as a gift, pledge, partnership distribution, or other transfer, may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 (the “Securities Act”) amending the list of Selling Stockholders to include the pledgee, transferee, or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with any sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from any sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We would not receive any of the proceeds from any such sale.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in this prospectus, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the “Securities Exchange Act”) may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed to pay all fees and expenses in connection with the registration statement, of which this prospectus constitutes a part, including without limitation registration and filing fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for us and legal counsel to selling holders not to exceed an aggregate amount of $5,000 distributed to selling holders’ counsel pro rata, Securities Act liability insurance, and fees and expenses of other advisors retained by us in connection herewith.

We have agreed with the Selling Stockholders to keep the registration statement, of which this prospectus constitutes a part, effective until the earliest of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, (2) the date on which the shares may be sold without volume limitations by non-affiliates pursuant to Rule 144 of the Securities Act, or (3) eleven years after the registration statement becomes effective.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the Securities and Exchange Commission (the “SEC”) as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We have authority to issue 250,000,000 shares of common stock. As of March 1, 2009, we had 66,785,617 shares of common stock outstanding.

General

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the Board of Directors may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our common stock is traded on The NASDAQ Global Market under the symbol “AGEN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its telephone number is (800) 937-5449.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby has been passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Antigenics Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under file number 000-29089. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement on Form S-1 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described above.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and will modify and supersede information in this prospectus to the extent that the information included as incorporated by reference modifies or supersedes the existing information. We hereby incorporate by reference the documents listed below (File No. 0-29089).

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008 as filed on March 16, 2009; and

•	our current reports on Form 8-K filed on January 21, 2009, February 4, 2009 and March 12, 2009.

Each person to whom a prospectus is delivered will receive a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus upon written or oral request, at no cost, either through the “Investor Relations” section of our website (www.antigenics.com), or by writing or telephoning us at:

Antigenics Inc.

Attention: Secretary

3 Forbes Road

Lexington, Massachusetts 02421

Telephone: (781) 674-4400

The information contained on our website is not a part of this prospectus.

March 16, 2009

PROSPECTUS

17,417,434 Shares of Common Stock

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by us.

Printing and engraving expenses*	$3,000
Accountant’s fees and expenses*	6,000
Legal fees and expenses*	15,000

Total	$24,000

*	Estimated and exclusive of expenses associated with the initial filing of the registration statement for these securities.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law permits, in general, a Delaware corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or served another business enterprise in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation’s power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses (including attorneys fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit, provided that no indemnification shall be provided in such actions in the event of any adjudication of negligence or misconduct in the performance of such person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply. Section 145 of the Delaware General Corporation Law also permits, in general, a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred by such person in such capacity, whether or not the corporation would have the power to indemnify such person against such liability.

We have entered into indemnification agreements with each of our directors and certain executive officers and have obtained insurance covering our directors and officers against losses and insuring us against certain of our obligations to indemnify our directors and officers.

Our Third Amended and Restated By-Laws provide that we shall indemnify each of our directors and officers, to the maximum extent permitted from time to time by law, against all expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by reason of the fact that he or she is a director or officer.

This right of indemnification conferred in our Third Amended and Restated By-Laws is not exclusive of any other right.

In addition, as permitted by Section 102 of the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of their fiduciary duty as directors except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

These indemnification provisions may be sufficiently broad to permit indemnification of our directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

The below listed payments relate to compensation to a third-party consultant, Raifarm Limited or its affiliates (collectively, “Raifarm”), for services rendered in relation to the registration and commercialization activities in Russia for Oncophage pursuant to a Master Services Agreement between us and Raifarm, as amended from time to time. The offer, issuance and delivery of the below listed shares of common stock to Raifarm in the manner contemplated by the Master Services Agreement did not require registration under Section 5 of the Securities Act because the transactions were exempted transactions under Section 4(2) of the Securities Act. This determination was based upon and assuming the accuracy of representations and warranties we obtained by Raifarm and compliance by Raifarm with the offering and transfer procedures and restrictions described in the Master Services Agreement and related documents with Raifarm.

Date Issued	Title of Each Class of Security	Amount of Securities	Nature of Transaction
September 2007	Common Stock, par value $0.01	8,333	Shares issued for services rendered
Various dates from February – July 2008	Common Stock, par value $0.01	346,509	Shares issued for services rendered

ITEM 16.	EXHIBITS

See Exhibit Index on page II-6 of this registration statement.

ITEM 17.	UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a–3 or Rule 14c–3 under the Securities Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) The undersigned Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Antigenics Inc. has duly caused this Pre-Effective Amendment No. 1 to the Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 16, 2009.

ANTIGENICS INC.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated below.

Signature	Title	Date

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors	March 16, 2009

/s/ Shalini Sharp Shalini Sharp	Chief Financial Officer (Principal Financial Officer)	March 16, 2009

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer)	March 16, 2009

* Brian Corvese	Director	March 16, 2009

* Tom Dechaene	Director	March 16, 2009

* Margaret Eisen	Director	March 16, 2009

* John Hatsopoulos	Director	March 16, 2009

* Wadih Jordan	Director	March 16, 2009

* Hyam I. Levitsky, M.D.	Director	March 16, 2009

* Timothy R. Wright	Director	March 16, 2009

*	Garo H. Armen Ph.D., by Power of Attorney

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit No.	Description

1.1	Placement Agent Agreement dated August 31, 2007 by and between Antigenics Inc. and Wm Smith Securities. Filed as Exhibit 1.1 to our Current Report on Form 8-K (File No. 0-29089) filed on September 5, 2007 and incorporated herein by reference.

3.1	Amended and Restated Certificate of Incorporation of Antigenics. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on June 10, 2002 and incorporated herein by reference.

3.1.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on June 11, 2007 and incorporated herein by reference.

3.2	Third Amended and Restated By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our amendment to Quarterly Report on Form 10-Q/A (File No. 0-29089) for the quarter ended September 30, 2008 and incorporated herein by reference.

3.3	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of Antigenics Inc. filed with the Secretary of State of the State of Delaware on September 24, 2003. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on September 25, 2003 and incorporated herein by reference.

3.4	Certificate of Designations, Preferences and Rights of the Class B Convertible Preferred Stock of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 0-29089) filed on September 5, 2007 and incorporated herein by reference.

4.1	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

4.2	Registration Rights Agreement dated August 2, 1989 by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.1 to the registration statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.3	First Amendment to Registration Rights Agreement dated April 18, 1990, by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.2 to the registration statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.4	Second Amendment to Registration Rights Agreement dated October 31, 1991, by and among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.3 to the registration statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.5	Third Amendment to Registration Rights Agreement, dated September 10, 1993, among Aronex Pharmaceuticals, Inc. and certain of its stockholders. Filed as Exhibit 10.4 to the registration statement on Form S-1 (File No. 333-71166) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.6	Fourth Amendment to Registration Rights Agreement dated January 20, 1994, among Aronex Pharmaceuticals and certain of its stockholders. Filed as Exhibit 10.5 to the Annual Report on Form 10-K/A for the year ended December 31, 1999 (File No. 0-20111) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

4.7	Indenture, dated January 25, 2005, between the Registrant and HSBC Bank USA, National Association. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 25, 2005 and incorporated herein by reference.

4.8	Registration Rights Agreement, dated January 25, 2005, between the Registrant and the initial purchasers. Filed as Exhibit 4.2 to our Current Report on Form 8-K (File No. 0-29089) filed on January 25, 2005 and incorporated herein by reference.

4.9	Form of Note under the Securities Purchase Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 0-29089) filed on October 31, 2006 and incorporated herein by reference.

Exhibit No.	Description

4.10	Form of PIK Note under the Securities Purchase Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.2 to our Current Report on Form 8-K (File No. 0-29089) filed on October 31, 2006 and incorporated herein by reference.

4.11	Pledge of Security Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.3 to our Current Report on Form 8-K (File No. 0-29089) filed on October 31, 2006 and incorporated herein by reference.

4.12	Guaranty dated as of October 30, 2006 by and between Antigenics Inc., a Massachusetts corporation and Ingalls & Snyder LLC, as Collateral Agent for the Buyers. Filed as Exhibit 4.4 to our Current Report on Form 8-K (File No. 0-29089) filed on October 31, 2006 and incorporated herein by reference.

4.13	Guaranty dated as of October 30, 2006 by and between Aronex Pharmaceuticals, Inc. and Ingalls & Snyder LLC, as Collateral Agent for the Buyers. Filed as Exhibit 4.5 to our Current Report on Form 8-K (File No. 0-29089) filed on October 31, 2006 and incorporated herein by reference.

4.14	Securities Purchase Agreement dated as of October 30, 2006 by and among Antigenics Inc., a Delaware corporation and the investors listed on the Schedule of Buyers thereto. Filed as Exhibit 4.6 to our Current Report on Form 8-K (File No. 0-29089) filed on October 31, 2006 and incorporated herein by reference.

4.15	Form of Warrant under the Securities Purchase Agreement dated January 9, 2008. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 11, 2008 and incorporated herein by reference.

4.16	Form of Contingent Warrant under the Securities Purchase Agreement dated January 9, 2008. Filed as Exhibit 4.2 to our Current Report on Form 8-K (File No. 0-29089) filed on January 11, 2008 and incorporated herein by reference.

4.17	Purchase Agreement dated August 31, 2007 by and between Antigenics Inc. and Fletcher International. Filed as Exhibit 99.1 to our Current Report on Form 8-K (File No. 0-29089) filed on September 5, 2007 and incorporated herein by reference.

4.18	Form of Debenture. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 0-12081) dated April 13, 1998 and incorporated herein by reference.

4.19	Securities Purchase Agreement dated April 8, 2008. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on April 10, 2008 and incorporated herein by reference.

4.20	Form of Warrant to purchase common stock dated April 9, 2008. Filed as Exhibit 4.1 to our Current Report on Form 8-K (File No. 0-29089) filed on April 10, 2008 and incorporated herein by reference.

4.21	Securities Purchase Agreement by and between Antigenics Inc. and the investors identified on Schedule I attached to the agreement, dated January 9, 2008. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 11, 2008 and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP dated February 8, 2008. Filed with the initial filing of the registration statement.

10.1*	1999 Equity Incentive Plan, as amended. Filed as Exhibit 10.1 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2008 and incorporated herein by reference.

10.1.2	Form of Non-Statutory Stock Option. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on December 15, 2004 and incorporated herein by reference.

10.1.3*	Form of 2007 Restricted Stock Award Agreement. Filed as Exhibit 10.1.5 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.1.4*	Form of 2008 Restricted Stock Award Agreement. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on March 11, 2008 and incorporated herein by reference.

10.2*	1999 Employee Stock Purchase Plan, as amended. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on June 11, 2007 and incorporated herein by reference.

Exhibit No.	Description

10.3	Founding Scientist’s Agreement between Antigenics and Pramod K. Srivastava, Ph.D. dated March 28, 1995. Filed as Exhibit 10.3 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

10.3.1(1)	Amendment to Founding Scientist’s Agreement dated January 1, 2003. Filed as Exhibit 10.29 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2002 and incorporated herein by reference.

10.4	Form of Indemnification Agreement between Antigenics and its directors and executive officers. These agreements are materially different only as to the signatories and the dates of execution. Filed as Exhibit 10.4 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference. Current schedule identifying the directors and executive officers filed as Exhibit 10.4 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.5(1)	Patent License Agreement between Antigenics and Mount Sinai School of Medicine dated November 1, 1994, as amended on June 5, 1995. Filed as Exhibit 10.8 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

10.6(1)	Sponsored Research and Technology License Agreement between Antigenics and Fordham University dated March 28, 1995, as amended on March 22, 1996. Filed as Exhibit 10.9 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

10.7*	Antigenics 401(k) Plan. Filed as Exhibit 10.17 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

10.8*	Antigenics L.L.C. Incentive Equity Plan. Filed as Exhibit 10.18 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

10.9	Lease Agreement by and between Aquila Biopharmaceuticals, Inc. and NDNE 9/90 Corporate Center LLC effective September 19, 1997. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form S-3 (File No. 333-46641) of Aquila Biopharmaceuticals, Inc. and incorporated herein by reference.

10.9.1	First Amendment to Lease Agreement by and between Aquila Biopharmaceuticals, Inc. and NDNE 9/90 Corporate Center LLC dated December 17, 1997. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form S-3 (File No. 333-46641) of Aquila Biopharmaceuticals, Inc. and incorporated herein by reference.

10.9.2	Second Amendment to Lease Agreement by and between Aquila Biopharmaceuticals, Inc. and NDNE 9/90 Corporate Center LLC dated January 14, 1998. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form S-3 (File No. 333-46641) of Aquila Biopharmaceuticals, Inc. and incorporated herein by reference.

10.9.3	Third Amendment to Lease Agreement by and between Aquila Biopharmaceuticals, Inc. and NDNE 9/90 Corporate Center LLC dated February 3, 1998. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form S-3 (File No. 333-46641) of Aquila Biopharmaceuticals, Inc. and incorporated herein by reference.

10.9.4	Fourth Amendment to Lease Agreement by and between Aquila Biopharmaceuticals, Inc. and NDNE 9/90 Corporate Center LLC dated February 27, 1998. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form S-3 (File No. 333-46641) of Aquila Biopharmaceuticals, Inc. and incorporated herein by reference.

10.9.5	Fifth Amendment to Lease Agreement by and between Aquila Biopharmaceuticals, Inc. and NDNE 9/90 Corporate Center LLC dated March 13, 1998. Filed as Exhibit 10.1 to Amendment No. 1 to registration statement on Form S-3 (File No. 333-46641) of Aquila Biopharmaceuticals, Inc. and incorporated herein by reference.

10.9.6	Sixth Amendment to Lease Agreement by and between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.) and wholly owned subsidiary of Antigenics and NDNE 9/90 Corporate Center LLC dated March 16, 2004. Filed as Exhibit 10.9.6 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.10	Consent to Assignment of Lease Agreement by and between Aquila Biopharmaceuticals, Inc., Antigenics Inc., a Massachusetts corporation and wholly owned subsidiary of Antigenics, and NDNE 9/90 Corporate Center LLC dated May 8, 2001. Filed as Exhibit 10.10 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

Exhibit No.	Description

10.11	First Amendment to Consent to Sublease Agreement by and between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.) and wholly owned subsidiary of Antigenics, GTC Biotherapeutics, Inc., and NDNE 9/90 Corporate Center LLC dated March 16, 2004. Filed as Exhibit 10.11 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.12	Sublease Agreement between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.) and wholly owned subsidiary of Antigenics, and GTC Biotherapeutics, Inc. dated July 16, 2002. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended June 30, 2002 and incorporated herein by reference.

10.12.1	First Amendment to Sublease Agreement between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.) and wholly owned subsidiary of Antigenics, and GTC Biotherapeutics, Inc. dated March 16, 2004. Filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on April 1, 2004 and incorporated herein by reference.

10.13	Leasehold Lease Agreement between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.) and wholly owned subsidiary of Antigenics, and GTC Biotherapeutics, Inc. dated July 19, 2002. Filed as Exhibit C of Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended June 30, 2002 and incorporated herein by reference.

10.13.1	First Amendment to Leasehold Lease Agreement between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.) and wholly owned subsidiary of Antigenics, and GTC Biotherapeutics, Inc. dated March 16, 2004. Filed as Exhibit B of Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on April 1, 2004 and incorporated herein by reference.

10.14	Side Letter between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.), and GTC Biotherapeutics, Inc. dated March 16, 2004. Filed as Exhibit 10.14 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.15	Antigenics Consent Agreement between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.), GTC Biotherapeutics, Inc., and General Electric Capital Corporation dated February 28, 2007. Filed as Exhibit 10.15 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.16	Sublease Agreement by and between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.), and PP Manufacturing, a Delaware corporation, dated March 16, 2004. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on April 1, 2004 and incorporated herein by reference.

10.17(1)	Exclusive License Agreement dated September 24, 1986, between Aronex Pharmaceuticals, Inc. (formerly Argus Pharmaceuticals Inc.), The University of Texas System Board of Regents and The University of Texas M.D. Anderson Cancer Center. Filed as Exhibit 10.8 to the registration statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

10.18(1)	Exclusive License Agreement dated July 1, 1988, between Aronex Pharmaceuticals, Inc., (formerly Argus Pharmaceuticals Inc.), The University of Texas System Board of Regents and The University of Texas M.D. Anderson Cancer Center. Filed as Exhibit 10.10 to the registration statement on Form S-1 (File No. 333-47418) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

10.18.1(1)	Amendments No. 1, 2, 3, 5, 6 and 7 to Exclusive License Agreement and Letter Agreement, dated July 18, 2005, among Aronex Pharmaceuticals, Inc. (formerly Argus Pharmaceuticals Inc.), The University of Texas System Board of Regents and The University of Texas M.D. Anderson Cancer Center. Filed as Exhibit 10.18.1 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.18.2(1)	Amendment No. 4 to Exclusive License Agreement, dated July 9, 1993, among Aronex Pharmaceuticals, Inc. (formerly Argus Pharmaceuticals Inc.), The University of Texas System Board of Regents and The University of Texas M.D. Anderson Cancer Center. Filed as Exhibit 10.20 to the registration statement on Form S-1 (File No. 333-71166) of Aronex Pharmaceuticals, Inc. and incorporated herein by reference.

Exhibit No.	Description

10.19(1)	Amended and Restated License Agreement, dated September 1, 2003, between Antigenics Inc. and Sumitomo Pharmaceuticals Co., Ltd. Filed as Exhibit 10.19 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

10.20	Lease of Premises at 3 Forbes Road, Lexington, Massachusetts dated as of December 6, 2002 from BHX, LLC, as Trustee of 3 Forbes Realty Trust, to Antigenics. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on January 8, 2003 and incorporated herein by reference.

10.20.1	First Amendment of Lease dated as of August 15, 2003 from BHX, LLC as trustee of 3 Forbes Road Realty, to Antigenics Inc. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended March 31, 2004 and incorporated herein by reference.

10.20.2	Second Amendment of Lease dated as of March 7, 2007 from BHX, LLC as trustee of 3 Forbes Road Realty, to Antigenics Inc. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended March 31, 2007 and incorporated herein by reference.

10.20.3	Third Amendment to Lease dated April 23, 2008 between TBCI, LLC, as successor to BHX, LLC, as Trustee of 3 Forbes Road Realty Trust, and Antigenics Inc. Filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended June 30, 2008 and incorporated herein by reference.

10.20.4	Fourth Amendment to Lease dated September 30, 2008 between TBCI, LLC, as successor to BHX, LLC, as Trustee of 3 Forbes Road Realty Trust, and Antigenics Inc. Filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended September 30, 2008 and incorporated herein by reference.

10.21*	Antigenics Inc. Directors’ Deferred Compensation Plan, as amended. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on June 11, 2007 and incorporated herein by reference.

10.22(1)	License Agreement between the University of Connecticut Health Center and Antigenics Inc. dated May 25, 2001, as amended on March 18, 2003. Filed as Exhibit 10.2 to the Amendment No. 1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended March 31, 2003 and incorporated herein by reference.

10.23*	Employment Agreement dated February 20, 2007 between Antigenics Inc. and Shalini Sharp. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on February 26, 2007 and incorporated herein by reference.

10.24*	Employment Agreement dated February 20, 2007 between Antigenics Inc. and Kerry Wentworth. Filed as Exhibit 10.2 to our Current Report on Form 8-K (File No. 0-29089) filed on February 26, 2007 and incorporated herein by reference.

10.25*	Employment Agreement dated December 1, 2005 between Antigenics Inc. and Garo Armen. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on December 7, 2005 and incorporated herein by reference.

10.26*	Executive Change of Control Plan. Filed as Exhibit 10.33 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2005 and incorporated herein by reference.

10.27*	2004 Executive Incentive Plan. Filed as Exhibit 10.28 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2007 and incorporated herein by reference.

Exhibit No.	Description

10.28*	Consulting Agreement dated March 28, 2006 between Antigenics Inc. and Pramod Srivastava. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on March 28, 2006 and incorporated herein by reference.

10.29(1)	License Agreement by and between Antigenics Inc. and GlaxoSmithKline Biologicals SA dated July 6, 2006. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended June 30, 2006 and incorporated herein by reference.

10.30(1)	Manufacturing Technology Transfer and Supply Agreement by and between Antigenics Inc. and GlaxoSmithKline Biologicals SA dated July 6, 2006. Filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended June 30, 2006 and incorporated herein by reference.

10.31(1)	Binding Letter of Intent by and between Antigenics Inc. and GlaxoSmithKline Biologicals SA dated July 6, 2007. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended September 30, 2007 and incorporated herein by reference.

10.32	Standard Form of Loft Lease effective October 24, 2006 between 162 Fifth Avenue Associates LLC and Antigenics Inc. Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended September 30, 2006 and incorporated herein by reference.

10.33	Form of the Johns Hopkins University Uniform Provisions for Board Service. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) dated September 13, 2006 and incorporated herein by reference.

10.34	License Agreement by and between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.), Neuralab Limited, and Elan Pharmaceuticals, Inc. dated November 23, 1999. Filed as Exhibit 10.2 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended September 30, 2007 and incorporated herein by reference.

10.35	Supply Agreement by and between Antigenics Inc., a Massachusetts corporation (formerly Aquila Biopharmaceuticals, Inc.), Neuralab Limited, and Elan Pharmaceuticals, Inc. dated November 23, 1999. Filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended September 30, 2007 and incorporated herein by reference.

10.36	Consent to Assignment and Guarantee of License and Supply Agreements by and between Antigenics Inc., Elan Corporation, plc, and Elan Pharma International Limited dated September 12, 2007. Filed as Exhibit 10.4 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended September 30, 2007 and incorporated herein by reference.

10.37	Sales Agreement dated March 14, 2008 between Antigenics Inc. and Wm Smith & Co. Filed as Exhibit 1.1 to our Current Report on Form 8-K (File No. 0-29089) filed on March 14, 2008 and incorporated herein by reference.

10.37.1	Amendment No. 1 to Sales Agreement dated July 8, 2008 between Antigenics Inc. and Wm Smith & Co. Filed as Exhibit 1.1 to our Current Report on Form 8-K (File No. 0-29089) filed on July 10, 2008 and incorporated herein by reference.

10.38*	Employment Agreement dated September 16, 2008 between Antigenics Inc. and Karen Valentine. Filed as Exhibit 10.1 to our Current Report on Form 8-K (File No. 0-29089) filed on September 19, 2008 and incorporated herein by reference.

10.39	Master Services Agreement dated May 24, 2007, between Antigenics Inc. and Raifarm Limited; Assignment and Assumption Agreement dated June 15, 2007; Amendment Number One to the Master Services Agreement dated February 27, 2008; Letter Agreement dated March 18, 2008; and Letter Agreement dated April 4, 2008. Filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended March 31, 2008 and incorporated herein by reference.

10.39.1	Amendment to Exhibit A-5 dated June 5, 2008 to Master Services Agreement dated May 24, 2007, between Antigenics Inc. and Raifarm Limited. Filed as Exhibit 10.3 to our Quarterly Report on Form 10-Q (File No. 0-29089) for the quarter ended June 30, 2008 and incorporated herein by reference.

Exhibit No.	Description

21	Subsidiaries of Antigenics Inc. Filed as Exhibit 21 to our Annual Report on Form 10-K (File No. 0-29089) for the year ended December 31, 2004 and incorporated herein by reference.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1)

23.2	Consent of KPMG LLP, independent registered public accounting firm. Filed herewith.

*	Indicates a management contract or compensatory plan.

(1)	Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, or Rule 24b-2 of the Securities Exchange Act of 1934.